BlackRock Liquidity Funds: MuniCash

File Number:

CIK Number:

For the Period Ended:
10/31/2007
          Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period May 1, 2007 through October 31, 2007.

SALES (IN THOUSANDS)
TRANSACTION  FACE AMOUNT  SECURITY DESCRIPTION          RATE   DUE
DATE                                                           DATE
05/31/07      $24,495     OREGON ST HSG SVCS - PT 2879  3.87  04/01/46